Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 128	Trade Date: 8/2/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 8/5/2004

The date of this Pricing Supplement is August 2, 2004

CUSIP or Common Code:	41013M7C8

Price to Public:	100.000% of the principal amount

Principal Amount:	$1,015,000.00

Proceeds to Issuer:	$999,775.00

Discounts and Commissions:	1.500%

Reallowance:	0.200%

Dealer:	98.800%

Maturity Date:	8/15/2014

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of November, February, May and August (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of November, February, May and August (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.75%

Initial Interest Rate:	2.19554%

Maximum Interest Rate:	7.00% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of November, February, May and August (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	11/15/2004

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 128	Trade Date: 8/2/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 8/5/2004

The date of this Pricing Supplement is August 2, 2004

CUSIP or Common Code:	41013M6V7	41013M6W5	41013M6X3	41013M6Y1	41013M6Z8

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$1,389,000.00	$893,000.00	$1,412,000.00	$555,000.00	$787,000.00

Proceeds to Issuer:	$1,382,055.00	$887,418.75	$1,400,704.00	$549,450.00	$775,982.00

Discounts and Commissions:	0.500%	0.625%	0.800%	1.000%	1.400%

Reallowance:	0.100%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.625%	99.500%	99.350%	99.200%	98.800%

Maturity Date:	8/15/2006	8/15/2007	8/15/2008	8/15/2009	8/15/2012

Stated Annual Interest Rate:	2.750%	3.250%	3.650%	4.000%	4.550%

Interest Payment Frequency:	Semi	Monthly	Monthly	Semi	Monthly

First Payment Date:	2/15/2005	9/15/2004	9/15/2004	2/15/2005	9/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 128	Trade Date: 8/2/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 8/5/2004

The date of this Pricing Supplement is August 2, 2004

CUSIP or Common Code:	41013M7A2	41013M7B0	41013M7E4	41013M7F1

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$1,044,000.00	$163,000.00	$1,746,000.00	$2,464,000.00

Proceeds to Issuer:	$1,029,384.00	$160,555.00	$1,715,445.00	$2,402,400.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	97.850%

Maturity Date:	8/15/2012	8/15/2014	8/15/2016	8/15/2029

Stated Annual Interest Rate:	Step: 3.200% through 8/14/2006, and 6.000% thereafter (unless called)	4.850%	5.350%	5.750%

Interest Payment Frequency:	Monthly	Monthly	Semi	Semi

First Payment Date:	9/15/2004	9/15/2004	2/15/2005	2/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	8/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	2/15/2007 Callable one time only at 100% on call date above with 30 days notice.	8/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[3]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[3]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.